Exhibit (a)(1)(E)

OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING SHARES OF COMMON STOCK
OF
Option Care, Inc.
BY
Bison Acquisition Sub Inc.
a wholly owned subsidiary
OF
Walgreen Co.
AT
$19.50 NET PER SHARE

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
NEW YORK CITY TIME, AT THE END OF MONDAY, AUGUST 13, 2007,
UNLESS THE OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration is an Offer to Purchase, dated July 17, 2007 (the “Offer to Purchase”), and the related Letter of Transmittal, relating to an offer by Bison Acquisition Sub Inc., a Delaware corporation (“Offeror”) and a wholly owned subsidiary of Walgreen Co., an Illinois corporation (“Walgreens”), to purchase for cash all the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Option Care, Inc., a Delaware corporation (“OCI”), at a purchase price of $19.50 per Share, net to the seller in cash, without interest (such amount per Share paid pursuant to the Offer, the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 17, 2007 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements to the Offer to Purchase or to the Letter of Transmittal, collectively constitute the “Offer”) enclosed herewith. Holders of Shares whose certificates for such Shares (the “Share Certificates”) are not immediately available or who cannot deliver their Share Certificates and all other required documents to the Depositary (as defined in the Offer to Purchase) on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedure for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

Your attention is directed to the following:

1. The Offer Price is $19.50 per Share, net to the seller in cash, without interest.

2. The Offer is made for all issued and outstanding Shares.

3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of July 2, 2007, by and among Walgreens, Offeror and OCI (as it may be amended or supplemented from time to time, the “Merger Agreement”). The Merger Agreement provides, among other things, for the making of the Offer by Offeror, and further provides that, following the completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the Delaware General Corporation Law, Offeror will be merged with and into OCI (the “Merger”). Following the effective time of the Merger, OCI will continue as the surviving corporation and become a wholly owned subsidiary of Walgreens, and the separate corporate existence of Offeror will cease.

4. The OCI Board has unanimously (i) determined that the Offer, the Merger and the other transactions contemplated by the Merger Agreement are fair and in the best interests of OCI and its stockholders, (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Offer and the Merger and declared its advisability in accordance with the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), (iii) resolved to recommend that OCI stockholders tender their Shares into the Offer and if required by the DGCL, directed that the Merger Agreement be submitted to the OCI stockholders for their adoption and recommended that OCI stockholders adopt the Merger Agreement, and (iv) adopted a resolution rendering the limitations on business combinations contained in Section 203 of the DGCL inapplicable to the Offer, the Merger Agreement and the other transactions contemplated by the Merger Agreement and electing that the Offer and the Merger, to the extent within the power of the OCI board of directors and to the extent permitted by law, not be subject to any takeover laws that may purport to be applicable to the Merger Agreement or any of the transactions contemplated by the Merger Agreement.

5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, at the end of Monday, August 13, 2007, unless the Offer is extended.

6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

7. The Offer is conditioned upon, among other things, (1) there being validly tendered and not properly withdrawn prior to the expiration of the Offer a number of Shares that represents at least a majority of the total number of outstanding OCI shares on a fully diluted basis, (2) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (3) the receipt of all “Significant Required Governmental Approvals” (as defined in Section 14 — “Conditions of the Offer” of the Offer to Purchase). The Offer also is subject to the satisfaction or waiver of the other conditions set forth in the Offer to Purchase. See Section 14 — “Conditions of the Offer” of the Offer to Purchase.

The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal, and is being made to all holders of Shares. Walgreens and Offeror are not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If Walgreens and Offeror become aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares, Walgreens and Offeror will make a good faith effort to comply with that state statute. If, after a good faith effort, Walgreens and Offeror cannot comply with the state statute, Offeror will not make the Offer to, nor will Offeror accept tenders from or on behalf of, the OCI stockholders in that state.

If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf on or prior to the expiration of the Offer.

INSTRUCTIONS WITH RESPECT TO THE
OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING SHARES OF COMMON STOCK
OF
Option Care, Inc.
BY
Bison Acquisition Sub Inc.
a wholly owned subsidiary
OF
Walgreen Co.
AT
$19.50 NET PER SHARE

The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase, dated July 17, 2007 (the “Offer to Purchase”), and the related Letter of Transmittal, pursuant to an offer by Bison Acquisition Sub Inc., a Delaware corporation (“Offeror”) and a wholly owned subsidiary of Walgreen Co., an Illinois corporation (“Walgreens”), to purchase for cash all the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Option Care, Inc., a Delaware corporation (“OCI”), at a purchase price of $19.50 per Share, net to the sellers in cash, without interest upon (such amount per Share paid pursuant to the Offer, the “Offer Price”) upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

Number of Shares to be Tendered*

  Shares

Account Number:

Tax Identification or Social Security Number(s):

Signature(s):

Please Print Name:

Address:

Area Code and Telephone:

Dated:   , 2007

*	Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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